UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2020

NUZEE, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-39338 (Commission File #)		38-3849791 (IRS Employer Identification No.)

1700 Capital Avenue, Suite 100, Plano, Texas 75074 (Address of principal executive offices)

(760) 295-2408 (Registrant's telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
	Common Stock, $0.00001 par value	NUZE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

	Emerging growth company		☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2020, the Board of Directors of NuZee, Inc. (the “Company”) changed the titles and responsibilities of the Company’s senior executives. Masateru Higashida, the Company’s Chief Executive Officer and Secretary, retains those titles and was also appointed President. Travis Gorney, formerly the Company’s President and Chief Operating Officer, was appointed the Company’s Chief Marketing Officer and Vice President. Shanoop Kothari, formerly the Company’s Senior Vice President and Chief Financial Officer, remains the Chief Financial Officer and was appointed Chief Operating Officer and Vice President. There are no arrangements or understandings pursuant to which such senior executives titles and responsibilities were changed, and there are no transactions reportable pursuant to Item 404(a) of Regulation S-K in connection with any of these modifications to such senior executives titles and responsibilities.

Item 8.01. Other Events.

On July 10, 2020, the Company issued a press release announcing the changes in the titles and responsibilities of the Company’s senior executives. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release, dated July 10, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUZEE, INC.

Dated: July 10, 2020By:  /s/ Shanoop Kothari____

Name: Shanoop Kothari

Title: Vice President, Chief Financial Officer and Chief Operating Officer